FIRST AMENDMENT TO
FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT (this "Consent") is made and entered into this 27th day of November, 2017, by and among DELTA APPAREL, INC., a Georgia corporation ("Delta"), M. J. SOFFE, LLC, a North Carolina limited liability company ("Soffe"), JUNKFOOD CLOTHING COMPANY, a Georgia corporation ("Junkfood"), SALT LIFE, LLC, a Georgia limited liability company ("Salt Life"), ART GUN, LLC, a Georgia limited liability company ("Art Gun"; Delta, Soffe, Junkfood, Salt Life, and Art Gun, each individually, a "Borrower" and, collectively, "Borrowers"); the parties to the Credit Agreement (as defined below) from time to time as Lenders (each individually, a "Lender" and collectively, "Lenders"); and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association ("Wells Fargo"), in its capacity as agent for Lenders (together with its successors in such capacity, "Agent").
Recitals:
Borrowers, Agent and Lenders are parties to a certain Fifth Amended and Restated Credit Agreement dated as of May 10, 2016 (as at any time amended, restated, modified or supplemented, the "Credit Agreement"), pursuant to which Agent and Lenders have made certain loans and other financial accommodations available to Borrowers.
The parties desire to amend the Credit Agreement as hereinafter set forth.
NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
1.    Definitions. All capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Credit Agreement.
2.    Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:
(a)    By deleting the second sentence of Section 5.3 of the Credit Agreement and by substituting the following in lieu thereof:
Borrowers shall give Agent thirty (30) days prior written notice of any proposed change in any Borrower's name (or, solely with respect to Junkfood, concurrently with such Borrower's name change to "Culver City Clothing Company"), which notice shall set forth the new name and Borrowers shall deliver to Agent a copy of the amendment to the Certificate of Incorporation or Certificate of Organization (as applicable) of such Borrower providing for the name change certified by the Secretary of State of the jurisdiction of incorporation or organization of such Borrower as soon as it is available.
(b)    By deleting the first parenthetical set forth in Section 5.11 of the Credit Agreement and by substituting the following in lieu thereof:
(or such later date as permitted by Agent in its sole discretion, including with respect to any Subsidiary formed solely in connection with any Investment permitted by clause (r) of the definition of "Permitted Investments")
(c)    By deleting the definitions of "Fixed Charge Coverage Ratio" and "Permitted Purchase Money Debt" set forth in Schedule 1.1 to the Credit Agreement and by substituting the following in lieu thereof, respectively:
"Fixed Charge Coverage Ratio" means, with respect to Borrowers and their Subsidiaries, on a consolidated basis, for any period of determination, the ratio of (a) the sum of (x) EBITDA of Borrowers during such period plus (y) Restructuring Expenses actually recorded on Borrowers' books during such period minus the sum of (i) the amount of any taxes paid in cash, cash dividends to the equity holders of such Person and other distributions to equity holders of such Person during the period in question (including all share repurchases and redemptions with respect to the Qualified Equity Interests of such Person other than those (A) made pursuant to Section 6.7(c) or (B) constituting Junkfood Sale Equity Interest Repurchases) plus (ii) all Unfinanced Capital Expenditures made during such period plus (iii) all regularly scheduled (as determined at the beginning of the respective period) principal payments of Indebtedness for borrowed money and Indebtedness with respect to the Capital Leases made during such period to (b) Fixed Charges of Borrowers and their Subsidiaries for the same period. In no event shall the amount of all Restructuring Expenses added back to EBITDA during all periods exceed $5,000,000 in the aggregate.
"Permitted Purchase Money Indebtedness" means, as of any date of determination, Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred after the Closing Date and at the time of, or within 20 days after (or such longer time as Agent shall consent to in its discretion, but in any event not to exceed three hundred sixty-five (365) days), the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof, in an aggregate principal amount outstanding at any one time not in excess of $15,000,000.
(d)    By deleting the word "and" set forth at the end of clause (q) of the definition of "Permitted Investments" set forth in Schedule 1.1 to the Credit Agreement, by re-lettering clause (r) of the definition of "Permitted Investments" set forth in Schedule 1.1 to the Credit Agreement as clause (s), and by adding the following new clause (r) to the definition of "Permitted Investments" set forth in Schedule 1.1 to the Credit Agreement in proper alphabetical order as follows:
(r)    Investments in the form of loans, capital contributions or the acquisition of Equity Interests by a Borrower in a Person that is not a Loan Party in an aggregate amount not to exceed $2,000,000, so long as (i) Agent approves in writing the form, amount, terms and conditions of any such Investment prior to the applicable Borrower's making thereof, and (ii) if required by Agent in its discretion, Borrowers shall execute and deliver such additional agreements, documents and instruments to further evidence or perfect Agent's Lien in such Investments, and
(e)    By adding the following new definition of "Junkfood Sale Equity Interest Repurchases" to Schedule 1.1 to the Credit Agreement in proper alphabetical order as follows:
"Junkfood Sale Equity Interest Repurchases" means repurchases of the issued and outstanding Qualified Equity Interests of Delta on or after March 31, 2017 but before March 31, 2018 for an aggregate amount of consideration not to exceed $10,000,000.
3.    Ratification and Reaffirmation. Each Borrower hereby ratifies and reaffirms the Obligations, each of the Loan Documents and all of such Borrower's covenants, duties, indebtedness and liabilities under the Loan Documents.
4.    Acknowledgments and Stipulations. Each Borrower acknowledges and stipulates that the Credit Agreement and the other Loan Documents executed by such Borrower are legal, valid and binding obligations of such Borrower that are enforceable against such Borrower in accordance with the terms thereof; all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by such Borrower); the security interests and Liens granted by such Borrower in favor of Agent are duly perfected, first priority security interests and Liens; and, as of the close of business on November 21, 2017, the unpaid principal amount of the Revolver Loans totaled $86,993,949.00, and the undrawn face amount of all Letters of Credit totaled $425,000.00.
5.    Representations and Warranties. Each Borrower represents and warrants to Agent and Lenders, to induce Agent and Lenders to enter into this Amendment, that no Default or Event of Default exists on the date hereof; the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate action on the part of such Borrower and this Amendment has been duly executed and delivered by such Borrower; and all of the representations and warranties made by such Borrower in the Credit Agreement are true and correct on and as of the date hereof.
6.    Reference to Credit Agreement. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement," "hereunder," or words of like import shall mean and be a reference to the Credit Agreement, as amended by this Amendment.
7.    Breach of Amendment. This Amendment shall be part of the Credit Agreement and a breach of any representation, warranty or covenant herein shall constitute an Event of Default.
8.    Conditions Precedent. The effectiveness of the amendments contained in Section 2 hereof are subject to the satisfaction of each of the following conditions precedent, in form and substance satisfactory to Agent, unless satisfaction thereof is specifically waived in writing by Agent:
(a)    All requisite corporate action and proceedings in connection with the transactions contemplated by this Amendment shall be satisfactory in form and substance to Agent, and Agent shall have received all information and copies of all documents, including records of requisite corporate action and proceedings which Agent may have requested in connection therewith, such documents where requested by Agent or its counsel to be certified by appropriate corporate officers or Governmental Authorities; and
(b)    Agent's receipt of duly executed counterparts to this Amendment and the other Loan Documents and all instruments and documents to be entered into in connection herewith from the applicable Borrowers and Lenders.
9.    Expenses of Agent. Borrowers agree to pay, on demand, all costs and expenses incurred by Agent in connection with the preparation, negotiation and execution of this Amendment and any other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Agent's legal counsel and any taxes or expenses associated with or incurred in connection with any instrument or agreement referred to herein or contemplated hereby.
10.    Effectiveness; Governing Law. This Amendment shall be effective upon acceptance by Agent and Lenders (notice of which acceptance is hereby waived), whereupon the same shall be governed by and construed in accordance with the internal laws of the State of Georgia.
11.    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
12.    No Novation, etc. Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Credit Agreement or any of the other Loan Documents, each of which shall remain in full force and effect. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Credit Agreement as herein modified shall continue in full force and effect.
13.    Counterparts; Telecopied Signatures. This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.
14.    Further Assurances. Each Borrower agrees to take such further actions as Agent shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.
15.    Section Titles. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.
16.    Release of Claims. To induce Agent and Lenders to enter into this Amendment, each Borrower hereby releases, acquits and forever discharges Agent and Lenders, and all officers, directors, agents, employees, successors and assigns of Agent and Lenders, from any and all liabilities, claims, demands, actions or causes of action of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that such Borrower now has or ever had against Agent or any Lender arising under or in connection with any of the Loan Documents or otherwise. Each Borrower represents and warrants to Agent and Lenders that such Borrower has not transferred or assigned to any Person any claim that such Borrower ever had or claimed to have against Agent or any Lender.
17.    Waiver of Jury Trial. To the fullest extent permitted by applicable law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment.
[Remainder of page intentionally left blank; signatures appear on following pages.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

BORROWERS:

DELTA APPAREL, INC.

By: /s/ Deborah H. Merrill Name: Deborah H. Merrill Title: VP and CFO

M.J. SOFFE, LLC

By: /s/ Deborah H. Merrill Name: Deborah H. Merrill Title: VP and CFO

JUNKFOOD CLOTHING COMPANY

By: /s/ Deborah H. Merrill Name: Deborah H. Merrill Title: VP and CFO

SALT LIFE, LLC

By: /s/ Deborah H. Merrill Name: Deborah H. Merrill Title: VP and CFO

ART GUN, LLC

By: /s/ Deborah H. Merrill Name: Deborah H. Merrill Title: VP and CFO

[Signatures continued on following page.]

AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ Dan Denton Name: Dan Denton Title: VP

LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ Dan Denton Name: Dan Denton Title: VP

[Signatures continued on following page.]

REGIONS BANK

By: /s/ Elizabeth L. Schoen Name: Elizabeth L. Schoen Title: Sr. Vice President

[Signatures continued on following page.]